Exhibit 4.3

FIRST AMENDMENT TO SECOND LIEN CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND LIEN CREDIT AGREEMENT (this “Amendment”), dated as of July 25, 2011, is entered into among AMN HEALTHCARE, INC., a Nevada corporation (the “Borrower”), AMN HEALTHCARE SERVICES, INC., a Delaware corporation (the “Parent”), the Subsidiary Guarantors identified on the signature pages hereto, the lenders identified on the signature pages hereto (the “Lenders”) and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the Parent, the Subsidiary Guarantors, the Lenders party thereto, the Administrative Agent have entered into that certain Second Lien Credit Agreement dated as of September 1, 2010 (as amended, amended and restated, modified and supplemented in accordance with the terms thereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Existing Credit Agreement;

WHEREAS, simultaneously with this Amendment, the Borrower is entering into that certain Second Amendment to Credit Agreement dated as of the date hereof with the Parent, each Subsidiary Guarantor party thereto, the lenders party thereto and Bank of America, N.A. as administrative agent;

WHEREAS, the Requisite Lenders have agreed to amend the Existing Credit Agreement in accordance with such requests and as provided herein; and

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART 1

DEFINITIONS

SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

“First Amendment” has the meaning set forth in Part 3.

SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART 2

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part 2.

SUBPART 2.1 Amendments to Section 1.1. The definition of “Excess Cash Flow” is hereby amended and restated in its entirety to read as follows:

“Excess Cash Flow” means, with respect to any fiscal year period of the Consolidated Parties on a consolidated basis, an amount equal to (a) Consolidated EBITDA minus (b) Consolidated Capital Expenditures minus (c) Consolidated Cash Interest Expense minus (d) to the extent not taken into account in the calculation of Excess Cash Flow for any prior fiscal year, Federal, state and other income taxes accrued or paid (without duplication) by the Consolidated Parties on a consolidated basis minus (e) Consolidated Scheduled Funded Debt Payments minus (f) increases in Consolidated Net Working Capital minus (g) the cash amount of all Investments of the types referred to in clauses (ix), (xiii) and (xiv) of the definition of “Permitted Investments” set forth in this Section 1.1 minus (h) to the extent included in the calculation of Consolidated EBITDA, (i) Extraordinary Receipts applied to eligible reinvestments pursuant to Section 7.6(b) (or the equivalent section of the First Lien Credit Agreement) or as mandatory prepayments of the Loans pursuant to Section 3.3(b)(iii)(B) (or the equivalent section of the First Lien Credit Agreement), (ii) so long as the Borrower is in compliance with Section 3.3(b)(ii)(A) (or the equivalent section of the First Lien Credit Agreement), Net Cash Proceeds received pursuant to any Asset Dispositions, (iii) expected but unrealized cost reduction synergies in connection with the Medfinders Acquisition in an amount not to exceed the amounts set forth on Schedule 1.1(B) for the four fiscal quarter period ending on such date, (iv) for the fiscal year ending December 31, 2010 only, cash on hand of the Credit Parties used on the Closing Date to consummate the Medfinders Acquisition and (v) cash restructuring charges relating to reductions in the workforce and the termination of leases incurred during such period in an aggregate amount not to exceed $2,500,000 during the term of this Agreement minus (i) cash payroll tax payments incurred in association with the net settlement of equity awards that are charged against shareholders equity plus (j) decreases in Consolidated Net Working Capital.

SUBPART 2.2 Amendments to Section 3.3(b). Section 3.3(b)(i) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i) Excess Cash Flow. Within 90 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2011), the Borrower shall prepay the Loans in an amount equal to (a) (i) if the Consolidated Leverage Ratio as of the last day of such fiscal year is greater than or equal to 2.00 to 1.0, 60% of Excess Cash Flow, (ii) if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 2.00 to 1.0, but greater than or equal to 1.50 to 1.00, 50% of Excess Cash Flow, (iii) if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 1.50 to 1.0, but greater than or equal to 1.00 to 1.00, 25% of Excess Cash Flow and (iv) if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 1.00 to 1.0, then no Excess Cash Flow payment shall be required minus (b) the amount of any voluntary prepayments of the Loan or any loans under the First Lien Credit Agreement, for such prior fiscal year (any such prepayment required by this clause (i) to be applied as set forth in clause (v) below).

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SUBPART 2.3 Amendments to Section 7.11. Section 7.11 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Consolidated Leverage Ratio. The Credit Parties shall not permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter of the Consolidated Parties to be greater than:

Fiscal Year	March 31	June 30	September 30	December 31
2010	N/A	N/A	4.75 to 1.00	4.75 to 1.00
2011	4.75 to 1.00	4.75 to 1.00	4.75 to 1.00	4.75 to 1.00
2012	4.75 to 1.00	4.50 to 1.00	4.25 to 1.00	4.00 to 1.00
2013	3.75 to 1.00	3.50 to 1.00	3.25 to 1.00	2.75 to 1.00
2014 and thereafter	2.50 to 1.00	2.50 to 1.00	2.50 to 1.00	2.50 to 1.00

(a) Consolidated Fixed Charge Coverage Ratio. The Credit Parties shall not permit the Consolidated Fixed Charge Coverage Ratio as of the last day of any fiscal quarter of the Consolidated Parties to be less than 1.00 to 1.00.

SUBPART 2.4 Amendment to Schedule 1.1B Schedule 1.1B of the Existing Credit Agreement is hereby amended and restated in its entirety to read as attached as Exhibit A.

PART 3

CONDITIONS TO EFFECTIVENESS

SUBPART 3.1 First Amendment Effective Date. This Amendment shall be and become effective as of the date hereof (the “First Amendment Effective Date”) when all of the conditions set forth in this Part 3 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as the “First Amendment”.

SUBPART 3.2 Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Parent, the Subsidiary Guarantors and the Requisite Lenders and the Administrative Agent.

SUBPART 3.3 First Lien Amendment. The Administrative Agent and the Lenders shall have received satisfactory evidence that the First Lien Credit Agreement has been (or simultaneously with the First Amendment Effective Date, will be) amended in a manner satisfactory to the Administrative Agent and the Lenders.

SUBPART 3.4 Resolutions. The Administrative Agent shall have received copies of such certificates of resolutions or other action of the Credit Parties reasonably requested by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

SUBPART 3.5 Fees and Expenses. The Administrative Agent shall have received from the Borrower (i) the aggregate amount of all fees and expenses payable to the Administrative Agent and the Arrangers in connection with the consummation of the transactions contemplated hereby, (ii) for the account of each Lender approving this Amendment by 9:00 a.m. Eastern Time on July 25, 2011, an amendment fee in an amount equal to 100 basis points on such Lender’s Loans held immediately prior to the First Amendment Effective Date, and (iii) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC, special counsel to the Administrative Agent.

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PART 4

MISCELLANEOUS

SUBPART 4.1 Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, (a) no Default or Event of Default exists under the Existing Credit Agreement, after giving effect to this Amendment and (b) the representations and warranties set forth in Section 6 of the Amended Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date, in which case, they were true and correct in all material respects as of such earlier date).

SUBPART 4.2 Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 4.3 Instrument Pursuant to Existing Credit Agreement. This Amendment is executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 4.4 References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references to the “Credit Agreement” shall be deemed to refer to the Amended Credit Agreement.

SUBPART 4.5 Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of the Amendment by facsimile or other electronic transmission shall be effective as an original and shall constitute a representation that an original shall be delivered upon the request of the Administrative Agent.

SUBPART 4.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SUBPART 4.7 Acknowledgment. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment does not operate to reduce or discharge the Guarantors’ obligations under the Amended Credit Agreement or the other Credit Documents. The Guarantors further acknowledge and agree that the Guarantors have no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of the Guarantors’ obligations thereunder or if the Guarantors did have any such claims, counterclaims, offsets or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Lenders’ execution and delivery of this Amendment. Each Guarantor also hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, the Collateral Documents to which each of the undersigned is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Credit Party Obligations.

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SUBPART 4.8 Binding Effect. This Amendment, the Existing Credit Agreement as amended by this Amendment and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. Except as expressly modified and amended in this Amendment, all the terms, provisions and conditions of the Credit Documents shall remain unchanged and shall continue in full force and effect.

SUBPART 4.9 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 4.10 General. Except as amended hereby, the Existing Credit Agreement and all other credit documents shall continue in full force and effect.

SUBPART 4.11 Severability. If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:	AMN HEALTHCARE, INC.

	By:	/s/ Brian M. Scott
	Name:	Brian M. Scott
	Title:	Chief Financial Officer

PARENT:	AMN HEALTHCARE SERVICES, INC.

	By:	/s/ Brian M. Scott
	Name:	Brian M. Scott
	Title:	Chief Financial Officer

SUBSIDIARY
GUARANTORS:	AMN SERVICES, INC.

	By:	/s/ Brian M. Scott
	Name:	Brian M. Scott
	Title:	Chief Financial Officer

O’GRADY-PEYTON INTERNATIONAL (USA), INC.

	By:	/s/ Brian M. Scott
	Name:	Brian M. Scott
	Title:	Chief Financial Officer

INTERNATIONAL HEALTHCARE
RECRUITERS, INC.

	By:	/s/ Brian M. Scott
	Name:	Brian M. Scott
	Title:	Chief Financial Officer

First Amendment to Second Lien Credit Agreement

AMN STAFFING SERVICES, INC.

By:	/s/ Brian M. Scott
Name:	Brian M. Scott
Title:	Chief Financial Officer

THE MHA GROUP, INC.

By:	/s/ Brian M. Scott
Name:	Brian M. Scott
Title:	Chief Financial Officer

MERRITT, HAWKINS & ASSOCIATES

By:	/s/ Brian M. Scott
Name:	Brian M. Scott
Title:	Chief Financial Officer

AMN HEALTHCARE ALLIED, INC.

By:	/s/ Brian M. Scott
Name:	Brian M. Scott
Title:	Chief Financial Officer

RN DEMAND, INC.

By:	/s/ Brian M. Scott
Name:	Brian M. Scott
Title:	Chief Financial Officer

STAFF CARE, INC.

By:	/s/ Brian M. Scott
Name:	Brian M. Scott
Title:	Chief Financial Officer

MHA ALLIED CONSULTING, INC.

By:	/s/ Brian M. Scott
Name:	Brian M. Scott
Title:	Chief Financial Officer

AMN ALLIED SERVICES, LLC

By:	/s/ Brian M. Scott
Name:	Brian M. Scott
Title:	Chief Financial Officer

First Amendment to Second Lien Credit Agreement

LIFEWORK, INC.

By:	/s/ Brian M. Scott
Name:	Brian M. Scott
Title:	Chief Financial Officer

PHARMACY CHOICE, INC.

By:	/s/ Brian M. Scott
Name:	Brian M. Scott
Title:	Chief Financial Officer

RX PRO HEALTH, INC.

By:	/s/ Brian M. Scott
Name:	Brian M. Scott
Title:	Chief Financial Officer

NURSEFINDERS, LLC, a Texas limited liability company

By:	/s/ Brian M. Scott
Name:	Brian M. Scott
Title:	Chief Financial Officer

B.C.P., INC., a Hawaii corporation

By:	/s/ Brian M. Scott
Name:	Brian M. Scott
Title:	Chief Financial Officer

First Amendment to Second Lien Credit Agreement

NF SERVICES, INC.,
a New York corporation

By:	/s/ Brian M. Scott
Name:	Brian M. Scott
Title:	Chief Financial Officer

LINDE HEALTH CARE STAFFING, INC., a Missouri corporation

By:	/s/ Brian M. Scott
Name:	Brian M. Scott
Title:	Chief Financial Officer

CLUB STAFFING, LLC, a Delaware limited liability company

By:	/s/ Brian M. Scott
Name:	Brian M. Scott
Title:	Chief Financial Officer

RADIOLOGIC ENTERPRISES, LLC, a North Carolina limited liability company

By:	/s/ Brian M. Scott
Name:	Brian M. Scott
Title:	Chief Financial Officer

NATIONAL HEALTHCARE STAFFING, LLC, a Florida limited liability company

By:	/s/ Brian M. Scott
Name:	Brian M. Scott
Title:	Chief Financial Officer

First Amendment to Second Lien Credit Agreement

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N. A.,
in its capacity as Administrative Agent

	By:	/s/ Robert Rittelmeyer
	Name:	Robert Rittelmeyer
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N. A.,
as a Lender

By:
	Name:	Zubin R. Shroff
	Title:	Director

First Amendment to Second Lien Credit Agreement

Locust Street Funding LLC
By: GSO / Blackstone Debt Funds Management LLC as Sub-Advisor

By:	/s/ Daniel H. Smith
Name:	Daniel H. Smith
Title:	Authorized Signatory

First Amendment to Second Lien Credit Agreement

GoldenTree Capital Opportunities, LP
By: GoldenTree Asset Management, LP, as a Lender

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director – Bank Debt

First Amendment to Second Lien Credit Agreement

GoldenTree Loan Opportunities III, Limited
By: GoldenTree Asset Management, LP, as a Lender

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director – Bank Debt

First Amendment to Second Lien Credit Agreement

GoldenTree Loan Opportunities IV, Limited
By: GoldenTree Asset Management, LP, as a Lender

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director – Bank Debt

First Amendment to Second Lien Credit Agreement

GoldenTree Loan Opportunities V, Limited
By: GoldenTree Asset Management, LP, as a Lender

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director – Bank Debt

First Amendment to Second Lien Credit Agreement

RiverSource Bond Series, Inc. -
Columbia Floating Rate Fund, as a Lender

By:	/s/ Robin C. Stancil
Name:	Robin C. Stancil
Title:	Assistant Vice President

First Amendment to Second Lien Credit Agreement

Columbia Strategic Income Fund, as a Lender

By:	/s/ Robin C. Stancil
Name:	Robin C. Stancil
Title:	Authorized Signatory

First Amendment to Second Lien Credit Agreement

Stone Tower Credit Funding I Ltd.
By: Stone Tower Fund Management LLC
As Its Collateral Manager, as a Lender

By:	/s/ Michael W. DelPercio
Name:	Michael W. DelPercio
Title:	Authorized Signatory

First Amendment to Second Lien Credit Agreement

EXHIBIT A

SCHEDULE 1.1B

CONSOLIDATED EBITDA ADJUSTMENTS

RELATING TO MEDFINDERS SYNERGIES AND INTEGRATION COSTS

For the Four Fiscal Quarter Period Ending on:	Maximum Amount of Consolidated Medfinders Synergies Adjustment(1)	Maximum Amount of Consolidated Integration Cost Adjustment
September 30, 2010	$8,162,000	$1,500,000
December 31, 2010	$8,162,000	$2,750,000
March 31, 2011	$6,165,000	$3,250,000
June 30, 2011	$5,190,000	$3,750,000
September 30, 2011	$3,236,000	$4,000,000
December 31, 2011	$1,702,000	$4,250,000
March 31, 2012	N/A	$1,500,000
June 30, 2012	N/A	$1,000,000
September 30, 2012	N/A	$500,000

1)	the aggregate amount of all expected cost reduction synergies added back to EBITDA as a result of the Medfinders Acquisition shall not exceed $8,162,000 through the life of the Credit Agreement.

First Amendment to Second Lien Credit Agreement